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                                                              EXHIBIT 4.23



     FIRST AMENDMENT dated as of the 28th day of June 1999 (the "First Amendment") among Team Communications Group, Inc., a California corporation (the "Company"), Austinvest Anstalt Balzers ("Austinvest"), Esquire Trade & Finance Inc. ("Esquire"). Amro International, S.A. ("Amro") and Nesher Inc.("Nesher"). Austinvest, Esquire, Amro and Nesher are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

     WHEREAS, the Company and each of the Purchasers entered into the Securities Purchase Agreement (the "Purchase Agreement") dated as of January 28, 1999 pursuant to which the Purchasers purchased from the Company 8% Convertible Debentures due 2002 (the "Debentures") and warrants (the "Warrants") to purchase shares of the Company's common stock, no par value per share (the "Common Stock");

     WHEREAS, the Company and each of the Purchasers entered into a Registration Rights Agreement, dated the date of the Purchase Agreement (the "Registration Rights Agreement"), pursuant to which the Company agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants; and

     WHEREAS, the Company is terminating its obligation to sell additional Debentures and Warrants and has instead agreed to issue and sell to the Purchasers an aggregate of 175,000 shares of its Common Stock (the "News Shares") for an aggregate purchase price of $700,000 and to include the New Shares in the Registration Statement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Purchasers agree to amend the Purchase Agreement and the Registration Rights Agreement as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1  Definitions and Interpretation.

     (a) All capitalized terms used herein which are not otherwise specifically defined herein shall have the respective meaning as ascribed thereto in the Purchase Agreement or the Registration Agreement, respectively.

     (b) Unless otherwise expressly indicated, all references contained herein to SECTIONS or other subdivisions refer to the corresponding SECTIONS and other subdivisions of the Purchase Agreement or the Registration Rights Agreement, respectively.

     (c) The sections and the headings in the sections in this First Amendment are for convenience only. Said sections and headings shall not be deemed to be part of this First Amendment and in no way define, limit, extend or describe the scope or intent of its provisions.

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                                   ARTICLE II
                 AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

     SECTION 2.1 Amendment to Section 1. The following definition set forth in Section 1 of the Registration Rights Agreement are hereby amended as follows:

     (a) "Effectiveness Date" is amended to mean the 90th day following the Filing Date.

     (b)  "Filing Date" is amended to mean the 9th day of July, 1999.

     (c) The definition of "Registrable Securities" is hereby amended in its entirety to read as follows:

          "Registrable Securities" means the shares of Common Stock issuable upon conversion of the Debentures, the shares of Common Stock issuable upon exercise of the Warrants and the New Shares. Such registered shares of Common Stock shall be allocated among the Holders pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the Commission.

     SECTION 2.2  Amendment to Section 7(e).

     (a) Section 7(e) of the Registration Rights Agreement is hereby amended by deleting the words "is not filed on or prior to the Filing Date, or" from the text of clause (A) of the third sentence thereof.

     (b) Section 7(e) of the Registration Rights Agreement is hereby further amended by deleting clauses (I) through (IV) of the penultimate sentence thereof and inserting in lieu thereof the following:

     "3.0% of the aggregate principal amount of Debenture purchased by such Holder the aggregate amount of the exercise price of the Warrants purchased by such Holder, whether or not exercised, and the aggregate purchase price of the New Shares purchased by such Holder, commencing on the Event Date until the applicable event is cured."

                                  ARTICLE III
                      WAIVER OF SUBSEQUENT SALES PROVISION

     SECTION 3.1 Waiver of Subsequent Sales Provision. The Purchasers hereby agree with the Company that, notwithstanding Section 3.12 of the Purchase Agreement, the Company may offer, sell or grant any shares of Common Stock, any option to purchase its Common Stock or


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equity equivalent securities or any securities convertible into shares of
Common Stock that permit the holder thereof to acquire Common Stock at a price that is less than the market price of the Common Stock at the time of the issuance of such security. For the avoidance of doubt, we may file a registration statement at any times for such shares provided the filing date is after the Filing Date.


                                   ARTICLE IV
                              WAIVER OF PENALTIES

     SECTION 4.1 Waiver of Penalties under Registration Rights Agreement. The Purchasers hereby waive all penalties accrued as of the date hereof pursuant to
Section 7(e) of the Registration Rights Agreement.


                                   ARTICLE V
                      AUTHORIZATION AND SALE OF NEW SHARES

     SECTION 5.1 Authorization and Sale of the New Shares. The Company has authorized the issuance and sale of the New Shares.

     SECTION 5.2 Purchase and Sale. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, in the Purchase Agreement and the Registration Rights Agreement, the Company shall issue and sell to each Purchaser, and such Purchaser will purchase from the Company, on the Closing Date (as defined below) the number of New Shares set forth opposite the name of such Purchaser on Schedule 1 attached hereto, for a purchase price per New Share of $4.00, with the aggregate purchase price for all the New Shares being $700,000.

     SECTION 5.3 Closing. The closing of the purchase and sale of the New Shares (the "Closing Date") will take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, immediately following the execution hereof or such later date or different location as the parties shall agree in writing.

     On the Closing Date, the Company will deliver to each Purchaser a certificate or certificates (in definitive form) in the denominations specified in Schedule 1 and registered in the name of such Purchaser (or in the name of such Purchaser's nominee) representing the New Shares to be purchased by such Purchaser against payment to the Company of the purchase price of such New Shares.


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                                   ARTICLE VI
                       EFFECTIVE DATE OF FIRST AMENDMENT

     SECTION 6.1 Effective Date. This First Amendment shall be effective only upon the filing of the Registration Statement on or before July 9, 1999. If the Registration Statement has not been filed on or prior to July 9, 1999, this First Amendment shall be null and void ab initio.


                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 7.1 Representations and Warranties. To induce the Purchasers to enter into this First Amendment, the Company represents and warrants to the
Purchasers:

     (a) that the representations and warranties contained in the Purchase Agreement will be, after giving effect to the amendments provided herein, true and correct in all respects as if made on and as of the date hereof, and that no Event of Default (as defined in the Debentures) or an event which with the giving of notice or lapse of time, or both, would become an Event of Default will have occurred or be continuing as of the date hereof; and

     (b) the New Shares have been duly authorized and when issued, delivered and paid for in the manner set forth in this First Amendment, will be validly issued, fully paid and nonassessable and free and clear of all liens.

     SECTION 7.2 Short Sales. After the date hereof, no Purchaser shall engage in a short selling transaction with respect to shares of Common Stock, except to the extent that such Purchaser has any short position on the date hereof.

     SECTION 7.3 No Other Amendments. Except as expressly modified hereby, each of the Purchase Agreement and the Registration Rights agreement shall continue in full force and effect in accordance with its respective terms.

     SECTION 7.4 Legal Fees and Expenses. The Company hereby agrees to pay all attorneys' fees, expenses, costs and charges incurred in connection with the preparation, negotiation and execution of this First Amendment and the other documents contemplated hereby.

     SECTION 7.5 Governing Law. The rights and obligations of the parties under or pursuant to this First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7.6 Representation and Warranty. Each party hereto hereby represents and warrants that this First Amendment is a legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms.


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     SECTION 7.7 References to Purchase Agreement or Registration Rights
Agreement. Whenever in any certificate, letter, notice or other instrument reference is made to the Purchase Agreement or the Registration Rights Agreement, such reference without more shall include reference to this First Amendment.

     SECTION 7.8 Counterparts. This First Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of the contents of this First Amendment to produce or account for more than one such counterpart.




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     IN WITNESS WHEREOF this First Amendment has been executed by duly authorized representatives of the parties hereto on the day, month and year first above written.


                                        TEAM COMMUNICATIONS GROUP, INC.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        AUSTINVEST ANSTALT BALZERS

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        ESQUIRE TRADE & FINANCE INC.

                                        By:  /s/ ROLAND R. WINIGER
                                           ----------------------------
                                           Name:  Roland R. Winiger
                                           Title: Director


                                        AMRO INTERNATIONAL, S.A.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        NESHER INC.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


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     IN WITNESS WHEREOF this First Amendment has been executed by duly authorized representatives of the parties hereto on the day, month and year first above written.


                                        TEAM COMMUNICATIONS GROUP, INC.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        AUSTINVEST ANSTALT BALZERS

                                        By:  /s/ [Signature Illegible]
                                           ----------------------------
                                           Name:
                                           Title:


                                        ESQUIRE TRADE & FINANCE INC.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        AMRO INTERNATIONAL, S.A.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        NESHER INC.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


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